UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2004

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Item 5. – Other Events and Regulation FD Disclosure

On July 26, 2004, the Registrant announced that the U.S. Food and Drug Administration (FDA) accepted for filing and review the Registrant’s New Drug Application (NDA) for Xibrom™ (bromfenac sodium ophthalmic solution) 0.1%. Based on the Prescription Drug User Fee Act action date, the Registrant expects a response from the FDA on the Xibrom NDA by the end of the first quarter of 2005. A copy of the press release with respect to the Registrant’s announcement regarding the FDA’s acceptance of the Xibrom NDA is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 29, 2004, the Registrant announced the U.S. market launch of ISTALOL™, a once-a-day liquid formulation of timolol, for the treatment of glaucoma. A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On August 2, 2004, the Registrant announced that it has submitted a supplemental New Drug Application (sNDA) with the FDA seeking approval for a single-use, 150 USP Units/mL vial of Vitrase® (hyaluronidase for injection; lyophilized, ovine) for use as a spreading agent. A copy of the press release with respect to this announcement is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to Registrant’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at Registrant’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Registrant with the U.S. Securities and Exchange Commission.

Any statements contained in this Form 8-K that refer to future events or other non-historical matters are forward-looking statements. The Registrant disclaims any intent or obligation to update any forward-looking statements. Such statements are based on the Registrant’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others, risks and uncertainties as detailed from time to time in the Registrant’s public filings with the U.S. Securities and Exchange Commission, including but not limited to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004, respectively.

Item 7. – Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 26, 2004.

99.2	Press Release, dated July 29, 2004.

99.3	Press Release, dated August 2, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

August 2, 2004	By:	/s/ VICENTE ANIDO, JR., PH.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.2	Press Release, dated July 26, 2004.

99.2	Press Release, dated July 29, 2004.

99.3	Press Release, dated August 2, 2004.